Exhibit 10.27

AMENDMENT NO. 3 TO SENIOR SECURED NOTE PURCHASE AGREEMENT

THIS AMENDMENT NO. 3 TO SENIOR SECURED NOTE PURCHASE AGREEMENT, dated as of May 31, 2024 (this “Amendment”), is by and between BOLT THREADS, INC., a Delaware corporation (the “Company” or “Issuer”), and GINKGO BIOWORKS, INC. (“Ginkgo”), as investor (the “Investor”).

WITNESSETH

WHEREAS, the Company, Investor and Collateral Agent are party to that certain Senior Secured Note Purchase Agreement, dated as of October 14, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Note Purchase Agreement”, the Note Purchase Agreement as amended by this Amendment, the “Amended Document”);

WHEREAS, the Note Parties have requested that the Investor amend certain terms and conditions of the Note Purchase Agreement to permit the Issuer’s incurrence of Bridge Loan 1 (as defined in Section 2 below); and

WHEREAS, subject to the terms and conditions set forth herein, the Investor has agreed to amend such terms and conditions of the Note Purchase Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in Amended Document. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Amended Document.

(b) Interpretation. The rules of interpretation set forth in Section 1.3 of the Note Purchase Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2 Amendments.

(a) Clause (h) of the definition of “Permitted Indebtedness” under Section 1.1 of the Note Purchase Agreement is hereby replaced with the following:

“(h) Indebtedness and obligations owing under the Bridge Loan 1;”

(b) Section 1.1 of the Note Purchase Agreement is hereby amended by inserting the following in the proper alphabetical order:

““Bridge Loan 1” means each of those certain promissory notes, dated on around the date hereof, issued by the Company, in the initial aggregate amount of $250,000 and in the form attached to the Third Amendment as Exhibit A thereto.”

““Third Amendment” means that certain Third Amendment to Note Purchase Agreement, dated as of May 31, 2024, by and between Issuer and the Investor.”

(c) Section 6.4 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“No Note Party shall, nor shall it permit any of its Subsidiaries through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, any sum for any Restricted Junior Payment or repay any Indebtedness and obligations owing under the Bridge Loan 1, except redemptions or purchases of Capital Stock of Company from officers, directors and employees in an aggregate amount not to exceed $500,000 per Fiscal Year; provided, however, (A) any Subsidiary may pay dividends or distributions solely to a Note Party and (B) any Note Party may (i) pay dividends or distributions payable solely in the form of such Note Party’s common stock; (ii) convert any of its convertible equity securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof provided such other securities are permitted under the terms of this Agreement; (iii) make distributions to any other Note Party; and (iv) repay Indebtedness and obligations owing under the Bridge Loan 1 so long as (x) such repayment is made solely with the proceeds received by the Company pursuant to an instrument evidencing Indebtedness convertible into or exchangeable for Capital Stock of the Company and (y) such instrument constitutes Permitted Indebtedness.”

(d) Section 6.9(i) of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(i) any Restricted Junior Payment or repayment of Indebtedness and obligations owing under the Bridge Loan 1 permitted by Section 6.4; and”

(e) Section 6.9 of the Note Purchase Agreement is hereby amended by removing “and” appearing at the end of clause (h), and inserting the following clause (j) in the proper alphabetical order:

“(j) Bridge Loan 1.”

SECTION 3 Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) the Company and Investor shall have executed and delivered this Amendment; and

(b) after giving effect to this Amendment, no event shall have occurred and be continuing or would result from the consummation of the transactions contemplated herein that would constitute an Event of Default or a Default.

SECTION 4 Miscellaneous.

(a) Continued Effectiveness of the Amended Document and other Note Documents. Each Note Party hereby (i) acknowledges and consents to this Amendment, (ii) confirms and agrees that the Amended Document and each other Note Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof, all references in any such Note Document to “the Note Purchase Agreement”, the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Amended Document shall mean the Note Purchase Agreement as amended by this Amendment, and (iii) confirms and agrees that, to the extent that any such Note Document purports to assign or pledge to the Collateral Agent, for the benefit of the Investor, or to grant to the Collateral Agent, for the benefit of the Investor, a security interest in or Lien on any Collateral as security for the Obligations of the Note Parties from time to time existing in respect of the Amended Document and the other Note Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the obligations of the Note Parties, other than as expressly provided herein, including, without limitation, the Note Parties’ obligations to repay the Loans in accordance with the terms of Amended Document or the obligations of the Note Parties under any Note Document to which they are a party, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Collateral Agent or Investor under the Amended Document or any other Note Document nor constitute a waiver of any provision of the Amended Document or any other Note Document.

(b) Note Document Pursuant to Note Purchase Agreement. This Amendment is a Note Document executed pursuant to the Note Purchase Agreement and each other Note Document and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Amended Document, as amended hereby.

(c) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(d) Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(e) Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

(f) Release. Each of the Note Parties, for itself and its successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs and executors, as applicable, hereby fully and unconditionally releases Investor, and its directors, officers, employees, subsidiaries, affiliates, attorneys, agents, representatives, successors and assigns (collectively, the “Released Parties”) from any and all claims, causes of action, costs or demands of whatever kind or nature, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, or matured or unmatured, which any Note Party may have had against the Released Parties by reason of any act or omission on the part of the Released Parties occurring prior to the date hereof, in each case regarding or relating to this Amendment, the Amended Document or the other Note Documents (collectively, the “Released Matters”); provided, that Released Matters shall not include any claims, causes of action, costs or demands of whatever kind or nature, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, or matured or unmatured, resulting primarily from the gross negligence or willful misconduct of the Released Parties, as determined by a court of competent jurisdiction in a final and non-appealable judgment or order. Each of the Note Parties represents and warrants that (i) it has no knowledge of any such claims by it against the Released Parties and (ii) that the foregoing constitutes a full and complete release of all such claims.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

GINKGO BIOWORKS, INC.,
as Investor

By:	/s/ Jason Kelly
Name:	Jason Kelly
Title:	Chief Executive Officer

[Signature Page to Third Amendment]

BOLT THREADS, INC., as Issuer

By:	/s/ Randy Befumo
Name:	Randy Befumo
Title:	Chief Financial Officer

[Signature Page to Third Amendment]

Exhibit A

[see attached.]